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EXHIBIT 11

                        APPLIED MICROSYSTEMS CORPORATION

                        Computation of Earnings Per Share
                     (in thousands, except per share amounts)

                                            THREE MONTHS ENDED MARCH 31,
                                               1997            1996
                                            ---------        --------

Average shares outstanding                     6,694           6,480
Net effect of dilutive stock warrants
  and options based on the treasury stock
  method using average market price              407             603
                                            ---------        --------
Total                                          7,101           7,083
                                            ---------        --------
                                            ---------        --------

Net Income                                       $42            $702
                                            ---------        --------
                                            ---------        --------

Per share amount                                 $.01           $.10
                                            ---------        --------
                                            ---------        --------

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